VIACOM INC.
                                SENIOR EXECUTIVE
                            SHORT-TERM INCENTIVE PLAN
                (as amended and restated through March 27, 1996)

                                    ARTICLE I

                                     GENERAL

      SECTION 1.1 Purpose. The purpose of the Viacom Inc. Senior Executive Short-Term Incentive Plan (the "Plan") is to benefit and advance the interests of Viacom Inc., a Delaware corporation (the "Company"), by rewarding selected senior executive officers of the Company and its subsidiaries for their contributions to the Company's financial success and thereby motivate them to continue to make such contributions in the future by granting annual performance-based awards ("Awards").

      SECTION 1.2 Administration of the Plan. The Plan shall be administered by a committee ("Committee") which shall adopt such rules as it may deem appropriate in order to carry out the purpose of the Plan. The Committee shall be the Compensation Committee of the Company's Board of Directors ("Board") (or such other Committee as may be appointed by the Board) except that (i) the number of directors on the Committee shall not be less than three (3) and (ii) each member of the Committee shall be an "outside director" within the meaning of Section 162(m)(4) of the Internal Revenue code of 1986, as amended (the "Code"). All questions of interpretation, administration and application of the Plan shall be determined by a majority of the members of the Committee then in office, except that the Committee may authorize any one or more of its members, or any officer of the Company, to execute and deliver documents on behalf of the Committee. The determination of such majority shall be final and binding in all matters relating to the Plan. The Committee shall have authority to determine the terms and conditions of the Awards granted to eligible persons specified in
Section 1.3 below ("Participants").

      SECTION 1.3 Eligible Persons. Awards may be granted only to employees of the Company or one of its subsidiaries who are at the level of Senior Vice President of the Company or at a more senior level. An individual shall not be deemed an employee for purposes of the Plan unless such individual receives compensation from either the Company or one of its subsidiaries for services performed as an employee of the Company or any of its subsidiaries.

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                                   ARTICLE II

                                     AWARDS

      SECTION 2.1 Awards. The Committee may grant Awards to eligible employees with respect to each fiscal year of the Company, subject to the terms and conditions set forth in the Plan.

      SECTION 2.2 Terms of Awards. Prior to the end of the first quarter of each fiscal year of the Company, the Committee shall establish (i) performance goals and objectives ("Performance Targets") for the Company and the subsidiaries and divisions thereof for such fiscal year ("Performance Period") and (ii) target awards ("Target Awards") for each Participant which shall be a percentage of the Participant's salary (as defined in Section 2.3 below). Such Performance Targets shall relate to the achievement of annual financial goals based on the attainment of specified levels of Operating Income and/or Cash Flow (as such terms are defined below) for the Company and the subsidiaries and divisions thereof. For purposes of the Plan, "Operating Income" shall mean revenues less operating expenses (other than depreciation and amortization) and "Cash Flow" shall mean Operating Income less cash capital expenditures and increases or decreases in working capital and in other balance sheet investments.

      SECTION 2.3 Limitation on Awards. The aggregate amount of all Awards to any Participant for any Performance Period shall not exceed the amount determined by multiplying such Participant's Salary by a factor of eight (8). For purposes of the Plan, "Salary" shall mean the base salary of the Participant on March 27, 1996 or, in the case of a Participant hired after March 27, 1996, such Participant's base salary on the date of hire.

      SECTION 2.4 Determination of Award. The Committee shall, promptly after the date on which the necessary financial or other information for a particular Performance Period becomes available, certify whether the Performance Targets have been achieved in the manner required by Section 162(m) of the Code. If the Performance Targets have been achieved, the Awards for such Performance Period shall have been earned except that the Committee may, in its sole discretion, reduce the amount of any Award to reflect the Committee's assessment of the Participant's individual performance or for any other reason. Subject to Section 2.5, such Awards shall become payable in cash as promptly as practicable thereafter.

      SECTION 2.5 Employment Requirement. To be eligible to receive payment of an Award, the Participant must have remained in the continuous employ of the Company or its subsidiaries through the end of the applicable Performance Period. If the Company or any subsidiary terminates a Participant's employment other than for "cause" or a Participant becomes "permanently disabled" (in each case, as determined by the Committee in its sole discretion) or a Participant


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dies during a Performance Period, such Participant or his estate shall be awarded, unless his employment contract provides otherwise, a pro rata portion of the amount of the Award for such Performance Period except that the Committee may, in its sole discretion, reduce the amount of such Award to reflect the Committee's assessment of such Participant's individual performance prior to the termination of such Participant's employment, such Participant's becoming permanently disabled or such Participant's death, as the case may be, or for any other reason.

                                   ARTICLE III

                              ADJUSTMENT OF AWARDS

      In the event that, during a Performance Period, any recapitalization, reorganization, merger, acquisition, divestiture, consolidation, spin off, combination, liquidation, dissolution, sale of assets, or other similar corporate transaction or event, or any extraordinary event, or any other event which distorts the applicable performance criteria occurs involving the Company or a subsidiary or division thereof, the Committee shall adjust or modify, as determined by the Committee in its sole and absolute discretion, the calculation of Operating Income and/or Cash Flow, or the applicable Performance Targets, to the extent necessary to prevent reduction or enlargement of Participants' Awards under the Plan for such Performance Period attributable to such transaction or event. Such adjustments shall be conclusive and binding for all purposes.

                                   ARTICLE IV

                                  MISCELLANEOUS

      SECTION 4.1 No Rights to Awards or Continued Employment. No employee shall have any claim or right to receive Awards under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained by the Company or any of its subsidiaries.

      SECTION 4.2 Restriction on Transfer. The rights of a Participant with respect to Awards under the Plan shall not be transferable by the Participant to whom such Award is granted, otherwise than by will or the laws of descent and distribution.

      SECTION 4.3 Tax Withholding. The Company or a subsidiary thereof, as appropriate, shall have the right to deduct from all payments made under the Plan to a Participant or to a Participant's beneficiary or beneficiaries any Federal, state or local taxes required by law to be withheld with respect to such payments.



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      SECTION 4.4 No Restriction on Right of Company to Effect Changes. The Plan
shall not affect in any way the right or power of the Company or its stockholders to make or authorize any recapitalization, reorganization, merger, acquisition, divestiture, consolidation, spin off, combination, liquidation, dissolution, sale of assets, or other similar corporate transaction or event involving the Company or a subsidiary thereof or any other event or series of events, whether of a similar character or otherwise.

      SECTION 4.5 Source of Payments. The Company shall not have any obligation to establish any separate fund or trust or other segregation of assets to provide for payments under the Plan. To the extent any person acquires any rights to receive payments hereunder from the Company, such rights shall be no greater than those of an unsecured creditor.

      SECTION 4.6 Amendment and Termination. The Board may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part. No termination or amendment of the Plan may, without the consent of the Participant to whom an Award has been made, adversely affect the rights of such Participant in such Award.

      SECTION 4.7 Governmental Regulations. The Plan, and all Awards hereunder, shall be subject to all applicable rules and regulations of governmental or other authorities.

      SECTION 4.8 Headings. The headings of sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

      Section 4.9 Governing Law. The Plan and all rights and Awards hereunder shall be construed in accordance with and governed by the laws of the State of Delaware.

      SECTION 4.10 Effective Date. The Plan became effective as of January 1, 1994. The amendment and restatement thereof shall be effective as of March 27, 1996; provided, however, that it shall be a condition to the effectiveness of the amendment and restatement of the Plan, and any Awards made after March 27, 1996, that the stockholders of the Company approve the amendment of the Plan at the 1996 Annual Meeting of Stockholders. Such approval shall meet the requirements of Section 162(m) of the Code and the regulations thereunder. If such approval is not obtained, then the amendment and restatement of the Plan shall not be effective and any Award made after March 27, 1996 shall be void ab initio.



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